Exhibit 99.1

TVI CORPORATION REPORTS THIRD QUARTER 2007

FINANCIAL RESULTS

GLENN DALE, MD – November 8, 2007 – TVI Corporation (NASDAQ: TVIN), an international supplier of first receiver and first responder products and provider of event shelter and equipment rentals, today announced its financial results for the third quarter and nine months ended September 30, 2007.

Third Quarter 2007 Results

•	Revenue was $11.8 million, an increase of 39%, compared with $8.5 million for the third quarter of 2006.

•	Gross profit margin was 21.3%, compared with 51.4% for the third quarter of 2006.

•	Operating loss was $3.2 million, compared with operating income of $1.7 million for the third quarter of 2006.

•	Net loss was $3.9 million, or ($0.12) per diluted share, compared with net income of $973,000, or $0.03 per diluted share, for the third quarter of 2006.

•	Cash and short-term investments totaled $125,000 as of September 30, 2007, compared with $4.2 million as of December 31, 2006.

•	Borrowings under the credit facility totaled $25.9 million as of September 30, 2007, compared with $26.7 million as of December 31, 2006.

Nine-Month 2007 Results

•	Revenue was $38.6 million, an increase of 54%, compared with $25.1 million for the first nine months of 2006.

•	Gross profit margin was 16.1%, compared with 51.5% for the first nine months of 2006.

•	Operating loss was $12.1 million, compared with operating income of $3.9 million for the first nine months of 2006.

•

Net loss was $21.4 million, or ($0.64) per diluted share, compared with net income of $2.4 million, or $0.07 per diluted share, for the first nine months of 2006. Net loss for the first nine months of 2007 includes a non-cash goodwill impairment charge of $12.0 million, or ($0.36) per diluted share.

Comments on the Third Quarter

“During the third quarter, TVI took important steps in turning around TVI’s operations,” said Lieutenant General Harley A. Hughes, TVI’s President and Chief Executive Officer. “First, we completed the reorganization we announced in the second quarter, giving our three division general managers more responsibility and accountability for maintaining price and cost discipline, which improved efficiencies in their respective business divisions. Also, as part of that reorganization, we continued to selectively streamline operations, looking for additional ways to return the Company to profitability. Finally, we strengthened our relationships with several customers, particularly in the military, for products and services across all three of our business segments.”

“During the third quarter, gross margins doubled compared with the second sequential quarter,” Hughes said. “We believe this improvement stems, in large part, from delegating to our division general managers more responsibility for their business segments. With a continued focus on customer needs and pricing and cost management discipline and a clearer strategic vision from the senior management team and our Board, we believe we will continue to see improvements to gross margins over the coming quarters.”

“Efforts to establish stronger relationships with our customers and channel partners, especially in the military, led to a rebound in sales in our shelter and related products segment over the second quarter,” said Hughes. “In our personal protection equipment segment, we reconstituted our OEM sales program while leveraging cross-selling opportunities with SafetyTech. This resulted in a recent order from the National Guard’s CBRN Enhanced Response Force Package (CERFP) team for our PAPR systems.”

“During the quarter, we continued making progress toward bringing our filter canister operation on-line,” continued Hughes. “First article testing for the Company’s C2A1 filter canister continues to progress and, while the road to commercialization has been lengthy, we remain optimistic that we will receive approval for our C2A1 filter canister. We are ready to begin production for the military once testing and approval are complete.”

Business Outlook

“The events of the first half of this year were disheartening to us all. However, we believe the steps we are taking to rebuild the Company will position us to capitalize on the opportunities before us in the fourth quarter of 2007 and to help plan for 2008,” Hughes concluded. “We continue to focus our sales forces on qualified customers who need high-quality solutions, including those in the government and military markets. We continue to strengthen the TVI brand by adding to the quality of our suite of products and by delivering what we promise. Based upon our turnaround initiatives and the ongoing support of our employees, business partners, lenders and shareholders, we believe we will restore the Company to profitability in 2008.”

Conference Call Information

TVI’s management will host a conference call today at 10:00 a.m. (ET). To participate in the call please dial (888) 708-5691 or (913) 981-5543. To listen to the live webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the webcast on TVI’s website.

About TVI Corporation

TVI Corporation, located in Glenn Dale, Maryland, is an international supplier of first receiver and first responder products. These products include shelters, personal protection equipment and other products for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. Through its Signature Special Event Services business, TVI is now a leading full-service shelter and event equipment rental company serving the corporate, sporting, social, and government and defense industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include actions of our lender, our ability to comply with bank covenants and debt repayment obligations and our ability to obtain future financing on satisfactory terms; achieving the intended benefits of our acquisitions and integrating the operations, technologies, products and services of those businesses; achieving revenue expectations; unanticipated costs or charges; our ability to meet the requirements of the NASDAQ Capital Market for continued listing of our common stock; adverse consequences from any government investigations, lawsuits or private actions; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our target markets. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300 1762081

TVI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Quarter and Nine Months Ended September 30, 2007 and 2006

(In thousands, except per share data)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
NET REVENUE	$11,820	$8,527	$38,621	$25,095
COST OF REVENUE	9,297	4,142	32,406	12,164

GROSS PROFIT	2,523	4,385	6,215	12,931

OPERATING EXPENSES
Selling, general and administrative expenses	5,407	2,364	16,932	7,813
Research and development expenses	294	298	1,430	1,180

Total operating expenses	5,701	2,662	18,362	8,993

OPERATING INCOME (LOSS)	(3,178)	1,723	(12,147)	3,938
GOODWILL IMPAIRMENT CHARGE	—	—	12,000	—
LOSS ON TERMINATION OF JOINT VENTURE AGREEMENT	—	282	—	282
INTEREST AND OTHER EXPENSE (INCOME), NET	664	(57)	1,778	(169)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(3,842)	1,498	(25,925)	3,825
PROVISION (BENEFIT) FOR INCOME TAXES	93	525	(4,567)	1,451

INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	(3,935)	973	(21,358)	2,374
NON-CONTROLLING INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	—	—	—	4

NET INCOME (LOSS)	$(3,935)	$973	$(21,358)	$2,378

EARNINGS (LOSS) PER COMMON SHARE - BASIC	$(0.12)	$0.03	$(0.64)	$0.07
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	33,778	32,624	33,491	32,604

EARNINGS (LOSS) PER COMMON SHARE - DILUTED	$(0.12)	$0.03	$(0.64)	$0.07
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	33,778	32,930	33,491	32,996

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

September 30, 2007 and December 31, 2006

(In thousands, except per share data)

	(Unaudited) September 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$125	$1,757
Marketable securities—available for sale	—	2,434
Accounts receivable—trade, net	8,535	11,027
Inventories, net	5,353	6,226
Income taxes receivable	532	1,308
Deferred income taxes	3,203	722
Prepaid expenses and other current assets	2,073	3,933

Total current assets	19,821	27,407

PROPERTY, PLANT AND EQUIPMENT, NET	20,656	18,428

OTHER ASSETS
Goodwill	6,485	20,932
Intangible assets, net	4,670	5,976
Deferred income taxes	2,724	—
Other	48	48

Total other assets	13,927	26,956

TOTAL ASSETS	$54,404	$72,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,467	$2,209
Accrued expenses	3,834	2,302
Deferred income taxes	76	—
Current portion of long-term debt	2,500	2,500
Current portion of non-compete payments	276	669

Total current liabilities	11,153	7,680

LONG-TERM LIABILITIES
Long-term debt, net of current portion	23,435	24,216
Non-compete payments, net of current portion	781	1,566
Deferred income taxes	1,011	631

Total long-term liabilities	25,227	26,413

TOTAL LIABILITIES	36,380	34,093

STOCKHOLDERS’ EQUITY
Preferred stock—$1.00 par value; 1,200 shares authorized, no shares issued and outstanding at September 30, 2007 and December 31, 2006	—	—
Common stock—$0.01 par value; 98,800 shares authorized, 33,876 and 33,174 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	339	332
Additional paid-in capital	26,668	25,991
Retained earnings (accumulated deficit)	(8,983)	12,375

TOTAL STOCKHOLDERS’ EQUITY	18,024	38,698

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,404	$72,791

TVI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2007 and 2006

(In thousands)

(Unaudited)

	2007	2006
OPERATING ACTIVITIES
Net income (loss)	$(21,358)	$2,378
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Goodwill impairment charge	12,000	—
Depreciation and amortization	3,703	761
Loss on termination of joint venture agreement	—	282
Write-off of prepaid acquisition costs	—	143
Provision for doubtful accounts	632	15
Deferred income tax benefit	(4,749)	(168)
Non-controlling interest in net loss of consolidated subsidiary	—	(4)
Stock-based compensation expense	272	542
Excess tax benefit from stock-based compensation	—	(170)
Imputed interest expense associated with non-compete agreements	247	—
Earnings on marketable securities reinvested	(26)	(104)
Changes in operating assets and liabilities:
Accounts receivable, trade	1,860	39
Inventory	746	(1,918)
Prepaid expenses and other current assets	1,444	145
Income taxes	776	(1,241)
Accounts payable	2,258	(1,263)
Accrued expenses	1,599	(474)

Net cash used in operating activities	(596)	(1,037)

INVESTING ACTIVITIES
Purchases of marketable securities	(800)	—
Sales of marketable securities	3,260	1,000
Purchases of property, plant and equipment	(2,549)	(1,099)
Proceeds from disposal of vehicle	—	12
Payments on patents	(16)	(8)
Payments on non-compete agreements	(197)	—

Net cash used in investing activities	(302)	(95)

FINANCING ACTIVITIES
Net borrowings on line of credit	1,094	—
Payments on long-term debt	(1,875)	—
Excess tax benefit from stock-based compensation	—	170
Proceeds from exercise of stock options	47	22

Cash provided by (used in) financing activities	(734)	192

Net decrease in cash and cash equivalents	(1,632)	(940)
Cash and cash equivalents at beginning of period	1,757	2,589

Cash and cash equivalents at end of period	$125	$1,649

TVI CORPORATION

SEGMENT DATA

September 30, 2007 and 2006 and December 31, 2006

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2007	2006
Net revenue
Shelters and related products	$9,675	$20,240
Personal protection equipment	4,987	4,855
SSES rental services	23,959	—

	$38,621	$25,095

Operating income (loss)
Shelters and related products	$(4,451)	$3,574
Personal protection equipment	(926)	364
SSES rental services	(6,770)	—

	$(12,147)	$3,938

Depreciation and amortization
Shelters and related products	$400	$644
Personal protection equipment	234	117
SSES rental services	3,069	—

	$3,703	$761

Capital expenditures, gross
Shelters and related products	$154	$440
Personal protection equipment	768	659
SSES rental services	1,627	—

	$2,549	$1,099

	As of
	September 30, 2007	December 31, 2006
Total assets
Shelters and related products	$12,285	$19,343
Personal protection equipment	12,965	23,373
SSES rental services	29,154	30,075

	$54,404	$72,791